AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of May 8, 2006, with respect to that certain Loan Agreement dated as of September 19, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as “Borrower,” ARVINMERITOR, INC., an Indiana corporation in its capacity as the initial “Collection Agent,” THREE PILLARS FUNDING LLC, a Delaware limited liability company, and SUNTRUST BANK, a Georgia banking corporation, as “Lenders”, and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as “Three Pillars Agent” and as “Administrative Agent”. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Loan Agreement.

BACKGROUND

The parties wish to amend the Loan Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendments.

(a)           Exhibit F to the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit 1 hereto.

(b)           The definitions of “Receivable” and “Reserve Floor” in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

“Receivable” means all indebtedness and other obligations owed to an Originator at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising from the sale of goods or the provision of services by such Originator and further includes, without limitation, the applicable Obligor’s obligation to pay any Finance Charges, freight charges and other obligations of such Obligor with respect thereto; provided, however, in no event shall indebtedness or obligations of Tower Automotive, Inc. or any of its subsidiaries to any Originator existing as of the Closing Date, or indebtedness or obligations of General Motors Corporation and its subsidiaries existing as of any date, constitute a “Receivable.” Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the Obligor or applicable Originator treats such indebtedness, rights or obligations as a separate payment obligation.

“Reserve Floor” means, for any Calculation Period, the sum of (a) 22%, plus (b) the product of (i) the Expected Dilution Ratio as of the most recent Calculation Date, times (ii) the Dilution Horizon Ratio as of the most recent Calculation Date.

(c)           Section 3.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)           on each Distribution Date prior to the Commitment Termination Date, (i) in the case of the first Distribution Date after a Loan is funded, for the period since the funding of such Loan through and including the last day of the month ending immediately prior to such Distribution Date or (ii) in the case of any subsequent Distribution Date, for the period since the first day through and including the last day of the month ending immediately prior to such Distribution Date;

(d)           Clause (iv) of subsection (a) of Section 5.1 is amended and restated in its entirety to read as follows:

(iv)          the Lock-Box Accounts and all funds on deposit therein (other than funds constituting collections and proceeds of accounts receivable that are not Receivables), together with all certificates and instruments, if any, from time to time evidencing such accounts and funds on deposit; and

(e)	Section 10.2.6 is amended and restated in its entirety to read as follows:

10.2.6      Delinquency Ratio. The Delinquency Ratio shall equal or exceed 8.5% on a rolling three-month average basis.

(f)	A new subsection (h) is added to Section 11.2.3, reading as follows:

(h)           All payments and other amounts collected or received by the Collection Agent, the Administrative Agent, any Co-Agent, or any Lender (whether received into any Lock-Box or Lock-Box Account or otherwise) in respect of Receivables (as defined in the Receivables Sale Agreement) that are not Receivables as defined herein, or in respect of any other accounts receivable of any Originator that are not Receivables as defined herein, shall be remitted to the owner thereof on the Business Day collected or received, or as promptly thereafter as such payments or amounts are determined not to be Collections.

2. Consent; Financing Statements. In furtherance of the foregoing:

(a) each of the Agents and the Lenders hereby consents to the execution, delivery, and performance by the Borrower and the Originators of an amendment to the Receivables Sale Agreement in form and substance as Exhibit 2 attached hereto,

(b) the Administrative Agent is hereby authorized to amend all financing statements filed in connection with the Receivables Sale Agreement naming the Originators, as debtors/sellers, and the Borrower, as secured party/purchaser, to exclude from the collateral described therein all receivables of General Motors Corporation and its subsidiaries arising on after May 8, 2006, and all proceeds thereof, and

(c) the Administrative Agent is hereby authorized to amend all financing statements naming the Borrower as debtor filed in connection with the Transaction Documents to release from the collateral covered thereby all receivables existing at May 8, 2006, owing from General Motors Corporation and its subsidiaries, all receivables from General Motors Corporation and its subsidiaries arising on or after that date, and all proceeds thereof.

3. Representations. In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agents and the Lenders that no Significant Event or Unmatured Significant Event exists and is continuing as of the date hereof.

4. Effectiveness. This Amendment shall become effective and shall inure to the benefit of the Borrower, the Collection Agent, the Lenders, the Agents and their respective successors and assigns when the Administrative Agent shall have received one or more counterparts of (i) this Amendment, duly executed and delivered by each of the parties hereto, (ii) an amended and restated Co-Agents’ Fee Letter, duly executed and delivered by each of the parties thereto, and (iii) the amendment to the Receivables Sale Agreement in the form of Exhibit 2 hereto, duly executed and delivered by the Borrower and the Originators.

5. Ratification. Except as expressly amended above, the Loan Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

<Signature pages follow>

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ArvinMeritor Receivables Corporation, AS BORROWER

By: /s/ James D. Donlon, III
Name:	James D. Donlon, III
Title:	Senior Vice President and Chief Financial Officer

ARVINMERITOR, INC., as initial Collection Agent

By: /s/ James D. Donlon, III
Name:	James D. Donlon, III
Title:	Senior Vice President and Chief Financial Officer

THREE PILLARS FUNDING LLC, AS A CONDUIT LENDER

By: /s/ Doris J. Hearn

Name: Doris J. Hearn

Title:	Vice President

SUNTRUST BANK, AS A COMMITTED LENDER

By: /s/ Douglas C. O’Bryan

Name: Douglas C. O’Bryan

Title:	Vice President

SUNTRUST CAPITAL MARKETS, INC., AS THREE PILLARS AGENT AND AS ADMINISTRATIVE AGENT

By: /w/ Michael G. Maza

Name:	Michael G. Maza

Title: Managing Director